                                                                               .
                                                                               .
                                                                               .

LAUREL CAPITAL GROUP, INC.
FORM 10-K
EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE

                                                      FOR THE         FOR THE         FOR THE
                                                     YEAR ENDED      YEAR ENDED      YEAR ENDED
                                                   June 30, 2004   June 30, 2003   June 30, 2002
                                                   -------------   -------------   -------------
NET INCOME                                         $   1,687,000   $   2,534,000   $   3,075,000
                                                   =============   =============   =============
BASIC EPS:

     WEIGHTED AVERAGE SHARES OUTSTANDING               1,897,091       1,880,815       1,937,545
                                                   -------------   -------------   -------------
     BASIC EARNINGS PER SHARE                      $        0.89   $        1.35   $        1.59
                                                   =============   =============   =============
DILUTED EPS:

     WEIGHTED AVERAGE SHARES OUTSTANDING               1,897,091       1,880,815       1,937,545
     DILUTIVE EFFECT OF EMPLOYEE STOCK OPTIONS            88,025         101,119         100,062
                                                   -------------   -------------   -------------
     DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING       1,985,116       1,981,934       2,037,607
                                                   -------------   -------------   -------------
     DILUTED EARNINGS PER SHARE                    $        0.85   $        1.28   $        1.51
                                                   =============   =============   =============